Exhibit 21
SUBSIDIARIES OF GLADSTONE COMMERCIAL CORPORATION
2525 N Woodlawn Vstrm Wichita KS, LLC
260 Springside Drive, Akron OH LLC
3094174 Nova Scotia Company
3094175 Nova Scotia Company
AFL05 Duncan SC LLC
AFL05 Duncan SC Member LLC
CI05 Clintonville WI LLC
CMI04 Canton NC LLC
COCO04 Austin TX, L.P.
Corning Big Flats LLC
Dorval Property Trust
EE, 208 South Rogers Lane, Raleigh NC LLC
First Park Ten COCO San Antonio, L.P.
GCC Acquisition Holdings LLC
GCC COCO, INC
GCC Dorval LLC
GCC Granby LLC
GCC Norfolk LLC
GCLP Business Trust I
GCLP Business Trust II
Gladstone Commercial Advisers, Inc.
Gladstone Commercial Limited Partnership
Gladstone Commercial Partners LLC
Gladstone Lending LLC
Granby Property Trust
HMBF05 Newburyport MA LLC
Little Arch 04 Charlotte NC Member LLC
Little Arch Charlotte NC LLC
MSI05-3 LLC
NW05 Richmond VA LLC
OB Crenshaw GCC, L.P.
OB Crenshaw SPE GP LLC
OB Midway NC Gladstone Commercial LLC
Pocono PA GCC, L.P.
PZ05 Maple Heights OH LLC
SLEE Grand Prairie, L.P.
STI05 Franklin NJ LLC
SVMMC05 Toledo OH LLC
WMI05 Columbus OH LLC
WMI05 Hazelwood MO LLC
YorkTC05 Eatontown NJ LLC